UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
September 7, 2021

Commission File Number:  000-21660

PAPA JOHN’S INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)
Delaware	61-1203323
(State or other jurisdiction of	(I.R.S. Employer Identification
incorporation or organization)	Number)

2002 Papa Johns Boulevard
Louisville, Kentucky  40299-2367
(Address of principal executive offices)

(502) 261-7272
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common stock, $0.01 par value	PZZA	The NASDAQ Stock Market LLC

Securities registered pursuant to Section 12(g) of the Act: None

Item 7.01.          Regulation FD Disclosure.

On September 7, 2021, Papa John’s International, Inc. (the “Company”) commenced an offering pursuant to exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Offering”) for the issuance of $400 million aggregate principal amount of senior notes due 2029 (the “Notes”).

In connection with the Offering, the Company disclosed certain information to prospective investors in a preliminary offering memorandum, dated September 7, 2021. The preliminary offering memorandum disclosed certain information that supplements or updates certain prior disclosures of the Company. Pursuant to Regulation FD, the Company is furnishing herewith excerpts of certain information presented in the preliminary offering memorandum as Exhibit 99.1 to this Form 8-K.

Item 8.01          Other Information.

On September 7, 2021, the Company issued a press release announcing its intention to offer $400 million aggregate principal amount of Notes in the Offering. The Notes will be guaranteed by each of the Company’s existing and future domestic restricted subsidiaries that are guarantors or borrowers under the Amended Credit Agreement (as defined below) or other certain indebtedness. Concurrently with the closing of the Offering, the Company will amend and restate its existing credit agreement (the “Amended Credit Agreement”) with JPMorgan Chase Bank, Inc., as administrative agent.  Pursuant to the Amended Credit Agreement, the Company’s existing revolving credit facility will be increased to an aggregate principal amount of $600 million and the maturity will be extended for an additional five-year term (the “Amended Revolving Credit Facility”).

The Company intends to use the net proceeds from the Offering, together with borrowings under the Amended Revolving Credit Facility, to repay outstanding borrowings under the Company’s existing revolving credit facility and term loan facility and to pay all related fees and expenses.

There can be no assurance that the Offering or the Amended Credit Agreement will be completed. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

The information contained in this report, including the exhibits hereto, shall not constitute an offer to sell, or a solicitation of an offer to purchase, any Notes in any jurisdiction in which such an offer, solicitation or sale would be unlawful.

Item 9.01          Financial Statements and Exhibits.

(d)    Exhibits

99.1	Excerpts from preliminary offering memorandum of Papa John’s International, Inc., dated September 7, 2021.
99.2	Press Release, dated September 7, 2021.
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL Document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAPA JOHN’S INTERNATIONAL, INC.

By:	/s/ Caroline Oyler
Caroline Oyler
Chief Legal and Risk Officer

Date: September 7, 2021